May 2013
Preliminary Terms No. 825 Registration Statement No. 333-178081 Dated May 22, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Equities or the United States Oil Fund, LP
Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP
The securities offered are senior unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each of the Russell 2000® Index, the EURO STOXX 50® Index and the United States Oil Fund, LP is at or above its coupon barrier level of 65% of its respective initial level on the related observation date. If, however, the closing level of any underlying is less than its coupon barrier level on any observation date, we will pay no interest for the related monthly period. In addition, starting on the second anniversary of the original issue date, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to the downside threshold level of 80% of the respective initial level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of any underlying is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1 to 1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 10-year term of the securities.  Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any underlying will result in few or no contingent coupon payments and/or a significant loss of your investment, even if any other underlying appreciates or has not declined as much. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 10-year term with no possibility of being called out of the securities until after the initial 2-year non-call period. Investors will not participate in any appreciation of any underlying. The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”), EURO STOXX 50® Index (the “SX5E Index,” and together with the RTY Index, the “underlying indices”), and units of the United States Oil Fund, LP (the “USO Units”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May 23, 2013
Original issue date:	May 29, 2013 (3 business days after the pricing date)
Maturity date:	May 30, 2023
Early redemption:
The securities are not subject to automatic early redemption until the second anniversary of the original issue date. Following this initial 2-year non-call period, if, on any redemption determination date, beginning on the third scheduled business day preceding May 29, 2015, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.
The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Redemption determination dates:
Quarterly, on the third scheduled business day preceding each scheduled early redemption date, beginning on the third scheduled business day preceding May 29, 2015, subject to postponement for non-index business days, non-trading days, and certain market disruption events.

Early redemption dates:
Starting on May 29, 2015, quarterly, on the last calendar day of each February and the 29th day of each May, August and November; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Contingent monthly coupon:
A contingent coupon at an annual rate of 9.75% (corresponding to approximately $8.125 per month per security) will be paid on the securities on each coupon payment date but only if the closing levels of each underlying is at or above its respective coupon barrier level on the related observation date.
If, on any observation date, the closing level of any underlying is less than the respective coupon barrier level for such underlying, we will pay no coupon for the applicable monthly period. It is possible one or more underlyings will remain below their respective coupon barrier level(s) for extended periods of time or even throughout the entire 10-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:
If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of any underlying is less than its respective downside threshold level: (i) (a) the stated principal amount multiplied by (b) the underlying performance factor of the worst performing underlying, and (ii) if the final level of each underlying is greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date. In this case, the payment at maturity (not including the contingent monthly coupon, if any) will be less than 80% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer
Per security	$1,000	$	$
Total	$	$	$
(1)
Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $    for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for Auto-Callable Securities dated October 19, 2012	Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Terms continued from previous page:
Coupon barrier level:
With respect to the RTY Index:       , which is 65% of its initial level
With respect to the SX5E Index:     , which is 65% of its initial level
With respect to the USO Units:       , which is 65% of its initial level

Downside threshold level:
With respect to the RTY Index:       , which is 80% of its initial level
With respect to the SX5E Index:     , which is 80% of its initial level
With respect to the USO Units:       , which is 80% of its initial level

Initial level:
With respect to the RTY Index:       , which is its closing level on the pricing date
With respect to the SX5E Index:     , which is its closing level on the pricing date
With respect to the USO Units:       , which is its closing level on the pricing date

Closing level:
On any particular date:

With respect to the RTY Index or the SX5E Index, the index closing value of such index on such date.

With respect to the USO Units, the closing price of one unit of the USO Units time the then-current adjustment factor on such date.

Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the USO Units
Final level:	With respect to each underlying, the respective closing level on the final observation date
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Underlying performance factor:	With respect to any underlying, the final level divided by the initial level
Coupon payment dates:
Monthly, on the 29th day of each month, beginning June 29, 2013 (or, in the case of February, the last calendar day of such month); provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date

Observation dates:
The third scheduled business day preceding each scheduled coupon payment date, beginning with the June 29, 2013 coupon payment date, subject to postponement for non-index business days, non-trading days and certain market disruption events

CUSIP / ISIN:	61761JGV5 / US61761JGV52
Listing:	The securities will not be listed on any securities exchange.

May 2013	Page 2

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Investment Summary

Contingent Income Auto-Callable Securities

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above 65% of its initial level, which we refer to as the respective coupon barrier level, on the related observation date. If the closing level of any underlying is less than the respective coupon barrier level on any observation date, we will pay no coupon for the related monthly period. It is possible that the closing level(s) of one or more underlyings could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 10-year term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all three underlyings were to be at or above their respective coupon barrier levels on some monthly observation dates, one or more other underlyings may fluctuate below the respective coupon barrier level(s) on others. If the securities have not been automatically called prior to maturity and the final level of any underlying is less than 80% of the respective initial level, which we refer to as the downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1 to 1 basis, and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 10-year term of the securities.

Maturity:	Approximately 10 years
Contingent monthly coupon:
A contingent monthly coupon at an annual rate of 9.75% (corresponding to approximately $8.125 per month per security) will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above the respective coupon barrier level on the related observation date. If on any observation date, the closing level of any underlying is less than the respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption on or after May 29, 2015:
Starting on May 29, 2015, if the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, beginning on the third scheduled business day preceding May 29, 2015, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:
If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of any underlying is less than its respective downside threshold level: (i) (a) the stated principal amount multiplied by (b) the underlying performance factor of the worst performing underlying, and (ii) if the final level of each underlying is greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date. In this case, the payment at maturity (not including the contingent monthly coupon, if any) will be less than 80% of the stated principal amount of the securities and could be zero.   Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

May 2013	Page 3

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of no coupon payments for the entire 10-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if each underlying closes at or above its respective coupon barrier level on each monthly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 10-year term of the securities and the payment at maturity may be less than 80% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon barrier level on some monthly observation dates but one or more underlyings close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods that the closing level of each underlying is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods that the closing level of any underlying is below the respective coupon barrier level on the related observation date.

Starting on May 29, 2015, when each underlying closes at or above its initial level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity
This scenario assumes that each underlying closes at or above the respective coupon barrier level on some monthly observation dates but one or more underlyings close below the respective coupon barrier level(s) on the others, and one or more underlyings close below the respective initial level(s) on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods that the closing level of each underlying is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods that the closing level of any underlying is below the respective coupon barrier level on the related observation date. On the final observation date, each underlying closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity
This scenario assumes that each underlying closes at or above its respective coupon barrier level on some monthly observation dates but one or more underlyings close below the respective coupon barrier level(s) on the others, and one or more underlyings close below the respective initial level(s) on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods that the closing level of each underlying is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods that the closing level of any underlying is below the respective coupon barrier level on the related observation date. On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying, which will be less than 80% of the stated principal amount and could be zero. If the final level of each underlying is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

May 2013	Page 4

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each monthly observation date, (2) the closing levels on each quarterly redemption determination date (starting in May 2015) and (3) the final levels. Please see “Hypothetical Examples” beginning on page 7 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting only on May 29, 2015)

May 2013	Page 5

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

May 2013	Page 6

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. The actual initial level, coupon barrier level and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to the credit risk of Morgan Stanley. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:
At an annual rate of 9.75% (corresponding to approximately $8.125 per month per security)1

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the closing level of each underlying is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption on or after May 29, 2015:
Starting on May 29, 2015, if the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities have not been automatically redeemed early):
If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of any underlying is less than its respective downside threshold level: (i) (a) the stated principal amount multiplied by (b) the underlying performance factor of the worst performing underlying, and (ii) if the final level of each underlying is greater than or equal to the respective coupon barrier level, the contingent monthly coupon with respect to the final observation date. In this case, the payment at maturity (not including the contingent monthly coupon, if any) will be less than 80% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 1,000 With respect to the SX5E Index: 2,800 With respect to the USO Units: $35
Hypothetical Coupon Barrier Level:
With respect to the RTY Index: 650, which is 65% of its hypothetical initial level

With respect to the SX5E Index: 1,820, which is 65% of its hypothetical initial level

With respect to the USO Units: $22.75, which is 65% of its hypothetical initial level

Hypothetical Downside Threshold Level:
With respect to the RTY Index: 800, which is 80% of its hypothetical initial level

With respect to the SX5E Index: 2,240, which is 80% of its hypothetical initial level

With respect to the USO Units: $28, which is 80% of its hypothetical initial level

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the numbers of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent monthly coupon of $8.125 is used in these example for ease of analysis.

May 2013	Page 7

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Closing Level			Contingent Monthly Coupon
	RTY Index	SX5E Index	USO Units
Hypothetical Observation Date 1	850 (at or above the coupon barrier level)	2,250 (at or above the coupon barrier level)	$29.00 (at or above the coupon barrier level)	$8.125
Hypothetical Observation Date 2	550 (below the coupon barrier level)	2,250 (at or above the coupon barrier level)	$29.00 (at or above the coupon barrier level)	$0
Hypothetical Observation Date 3	850 (at or above the coupon barrier level)	1,600 (below the coupon barrier level)	$21.00 (below the coupon barrier level)	$0
Hypothetical Observation Date 4	550 (below the coupon barrier level)	1,600 (below the coupon barrier level)	$21.00 (below the coupon barrier level)	$0

On hypothetical observation date 1, all of the underlyings close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of approximately $8.125 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the closing level of any underlying is below its respective coupon barrier level on the related observation date.

May 2013	Page 8

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Closing level			Payment at Maturity
	RTY Index	SX5E Index	USO Units
Example 1:	900 (at or above the coupon barrier level and downside threshold level)	2,500 (at or above the coupon barrier level and downside threshold level)	$30.00 (at or above the coupon barrier level and downside threshold level)	$1,008.125 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	400 (below the coupon barrier level and downside threshold level)	2,500 (at or above the coupon barrier level and downside threshold level)	$30.00 (at or above the coupon barrier level and downside threshold level)	$1,000 x underlying performance factor of the worst performing underlying = $1,000 x (400 / 1,000) = $400
Example 3:	900 (at or above the coupon barrier level and the downside threshold level)	1,960 (below the downside threshold level but above the coupon barrier level)	$30.00 (at or above the coupon barrier level and downside threshold level)	$1,000 x (1,960 / 2,800) = $700, plus the contingent monthly coupon with respect to the final observation date, for a total payment at maturity of $708.125
Example 4:	500 (below the coupon barrier level and downside threshold level)	840 (below the coupon barrier level and downside threshold level)	$14.00 (below the coupon barrier level and downside threshold level)	$1,000 x (840 / 2,800) = $300
Example 5:	400 (below the coupon barrier level and downside threshold level)	1,400 (below the coupon barrier level and downside threshold level)	$10.50 (below the coupon barrier level and downside threshold level)	$1,000 x ($10.50 / $35) = $300

In example 1, the final level of each underlying is at or above its respective downside threshold level and coupon barrier level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date.

In example 2, although the SX5E Index and the USO Units close above their respective downside threshold levels on the final observation date, the final level of the RTY Index is below its downside threshold level and coupon barrier level. Therefore, investors are exposed to the downside performance of the worst performing underlying (which is the RTY Index in this case) and receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. Because at least one underlying closes below its coupon barrier level on the final observation date, no contingent monthly coupon is paid with respect to the final observation date.

In example 3, the final level of one underlying is below its downside threshold level, but the final level of each underlying is above its respective coupon barrier level. Therefore, investors are exposed to the downside performance of the worst performing underlying (which is the SX5E Index in this case) and receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. Because each underlying still closes above its coupon barrier level on the final observation date, however, the contingent monthly coupon is paid with respect to the final observation date.

In examples 4 and 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In example 4, the RTY Index has declined 50% from its initial level to its final level, the USO Units have declined 60% from their initial level, and the SX5E Index has declined 70% from its initial level. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the SX5E Index, which is the worst performing underlying in this example. In example 5, the SX5E Index has declined 50% from its initial level to its final level, the RTY Index has declined 60% from its initial level, and the USO Units have declined 70% from their initial level. Therefore the payment at maturity equals the stated principal amount times the underlying performance factor of the USO Units, which are the worst performing underlying in this example.

If the final level of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity (not including the contingnent monthly coupon with respect to the final observation date, if any) will be less than 80% of the stated principal amount per security and could be zero. Even if the final levels of all underlyings are greater than or equal to their respective coupon barrier levels, and so you receive the contingent monthly coupon with respect to the final observation date, you will lose a significant portion or all of your investment if the final level of any underlying is less than its downside threshold level.

May 2013	Page 9

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of any underlying is less than its downside threshold level of 80% of its initial level, you will be exposed to the decline in the closing level of the worst performing underlying, as compared to its initial level, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 80% of the stated principal amount and could be zero. Even if the final levels of all underlyings are greater than or equal to their respective coupon barrier levels, and so you receive the contingent monthly coupon with respect to the final observation date, you will lose a significant portion or all of your investment if the final level of any underlying is less than its downside threshold level.

▪
The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each underlying is at or above 65% of its initial level on the related observation date. If, on the other hand, any underlying closes below its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing levels of one or more underlyings could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 10-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
You are exposed to the price risk of each underlying, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities it not linked to a basket consisting of the three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any other underlying. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1 to 1 basis, even if any other underlying has appreciated. Under this scenario, the value of any such payment will be less than 80% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪
Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying. With multiple underlyings, it is more likely that any underlying will close below its coupon barrier level or downside threshold level on any observation date than if the securities were linked to only one underlying, and therefore it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close at or above its initial level on a quarterly determination date (beginning after two years) in order for the

May 2013	Page 10

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying.

▪
The contingent coupon, if any, is based only on the value of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing level of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below the respective coupon barrier level, you will receive no coupon for the related interest period even if the level of one or more underlyings were higher on other days during that interest period.

▪
Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from its initial level, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon barrier level, if any.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the values of the underlyings on any day, including in relation to the respective coupon barrier levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	whether the closing level of any underlying has been below the respective coupon barrier level on any observation date,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices, securities markets generally, or commodities markets generally and which may affect the values of the underlyings,

o	dividend rates on any securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of the underlying indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if any underlying has closed near or below its coupon barrier level or downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of the underlyings based on their historical performance. The value of one or more underlyings may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment and one or more underlyings may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 80% or all of your initial investment in the securities. There can be no assurance that the closing levels of all underlyings will be at or above the respective coupon barrier levels on any observation date so that you will receive a coupon payment on the securities for

May 2013	Page 11

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000® Index Overview,” “EURO STOXX 50® Index Overview,” and “United States Oil Fund, LP Overview” below.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlyings, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
Investing in the securities is not equivalent to investing in any of the underlyings.  Investors in the securities will not participate in any appreciation in any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the USO Units or stocks that constitute the underlying indices.

▪
No affiliation with the United States Oil Fund, LP.  The United States Oil Fund, LP is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the United States Oil Fund, LP in connection with this offering.

May 2013	Page 12

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

▪
We may engage in business with or involving United States Oil Fund, LP without regard to your interests.  We or our affiliates may presently or from time to time engage in business with United States Oil Fund, LP without regard to your interests and thus may acquire non-public information about United States Oil Fund, LP. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to United States Oil Fund, LP, which may or may not recommend that investors buy or hold the USO Units.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the USO Units.  MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the USO Units, such as stock splits and reverse stock splits, and certain other corporate actions involving the issuer of the USO Units. However, the calculation agent will not make an adjustment for every corporate event that can affect the USO Units. If an event occurs that does not require the calculation agent to adjust the adjustment factors, the market price of the securities may be materially and adversely affected.

▪
Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first two years of the term of the securities.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 10-year term of the securities.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings or any component stocks of the underlying indices), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlyings. Some of our subsidiaries also trade the stocks that constitute the underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon barrier level for such underlying, which is the value at which the underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings) and (iii) the downside threshold level for such underlying, which is the value at which the underlying must

May 2013	Page 13

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of an underlying on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial levels, the coupon barrier levels and the downside threshold levels, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity and whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing level in the event of a market disruption event or discontinuance of an underlying index, may adversely affect the payout to you at maturity, if any.

▪
Adjustments to the RTY Index or the SX5E Index could adversely affect the value of the securities.  The publishers of the underlying indices may add, delete or substitute the component stocks of the underlying indices or make other methodological changes that could change the value of the underlying indices. Any of these actions could adversely affect the value of the securities. The publishers of the underlying indices may also discontinue or suspend calculation or publication of the underlying indices at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether interest will be payable on the securities on the applicable coupon payment date will be based on whether the value of the discontinued underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance is less than the coupon barrier level for such underlying index (depending also on the performance of the other underlyings).

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. Because a security provides for the return of principal except where the final level of any underlying is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. Non-U.S. Holders should note that we currently intend to withhold on any contingent monthly coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other

May 2013	Page 14

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

May 2013	Page 15

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on May 20, 2013:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 5/20/2013):	997.98
Current Index Value:	997.98	52 Week Low (on 6/4/2012):	737.24
52 Weeks Ago:	747.21

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2008 through May 20, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on May 20, 2013 was 997.98. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The RTY Index has experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2008 to May 20, 2013

* The black dashed line in the graph indicates the hypothetical coupon barrier level and the solid red line indicates the hypothetical downside threshold level, in each case assuming the index closing value on May 20, 2013 were the initial level.

May 2013	Page 16

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Russell 2000® Index	High	Low	Period End
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter (through May 20, 2013)	997.98	901.51	997.98

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

May 2013	Page 17

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on May 20, 2013:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 5/20/2013):	2,824.50
Current Index Value:	2,824.50	52 Week Low (on 6/1/2012):	2,068.66
52 Weeks Ago:	2,144.69

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2008 through May 20, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The closing value of the SX5E Index on May 20, 2013 was 2,824.50. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2008 to May 20, 2013

* The black dashed line in the graph indicates the hypothetical coupon barrier level and the solid red line indicates the hypothetical downside threshold level, in each case assuming the index closing value on May 20, 2013 were the initial level.

May 2013	Page 18

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter (through May 20, 2013)	2,824.50	2,553.49	2,824.50

License Agreement between STOXX Limited and Morgan Stanley

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

May 2013	Page 19

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

United States Oil Fund, LP Overview

United States Oil Fund, LP (“USOF”) is a Delaware limited partnership organized in 2005. The USOF is a commodity pool that issues limited partnership interests, or units, which are traded on the NYSE Arca, Inc. The net assets of USOF consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels. Its investment objective is to have the changes in percentage terms of the units’ net asset value reflect the changes in percentage terms of the spot price of light, sweet crude oil as measured by the daily changes in the price of futures contracts of light, sweet crude oil as traded on the New York Mercantile Exchange. The USO Units are registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by United States Oil Fund, LP pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 001-32834 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding USOF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the USO Units is accurate or complete.

Information as of market close on May 20, 2013:

Bloomberg Ticker Symbol:	USO	52 Week High (on 9/14/2012):	$36.84
Current Share Value:	$34.43	52 Week Low (on 6/21/2012):	$29.46
52 Weeks Ago:	$34.43	Current Dividend Yield:	N/A

The following graph sets forth the daily closing price of the USO Units for the period from January 1, 2008 through May 20, 2013. The related table sets forth the published high and low closing price of the USO Units for each quarter in the same period. The closing price of the USO Units on May 20, 2013 was $34.43. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The USO Units have experienced periods of high volatility, and you should not take the historical values of the USO Units as an indication of future performance.

USO Units Daily Closing Price January 1, 2008 to May 20, 2013

* The black dashed line in the graph indicates the hypothetical coupon barrier level and the solid red line indicates the hypothetical downside threshold level, in each case assuming the closing price on May 20, 2013 were the initial level.

May 2013	Page 20

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

United States Oil Fund, LP	High ($)	Low ($)	Dividend
2008
First Quarter	87.17	69.00	–
Second Quarter	114.07	80.86	–
Third Quarter	117.48	74.69	–
Fourth Quarter	79.72	29.02	–
2009
First Quarter	37.34	22.88	–
Second Quarter	39.68	27.22	–
Third Quarter	38.30	32.11	–
Fourth Quarter	41.47	35.48	–
2010
First Quarter	40.98	35.08	–
Second Quarter	42.07	31.85	–
Third Quarter	36.91	31.78	–
Fourth Quarter	39.00	34.62	–
2011
First Quarter	42.58	35.39	–
Second Quarter	45.15	35.64	–
Third Quarter	38.94	30.50	–
Fourth Quarter	39.34	29.74	–
2012
First Quarter	42.01	37.13	–
Second Quarter	40.15	29.46	–
Third Quarter	36.84	31.43	–
Fourth Quarter	34.29	31.21	–
2013
First Quarter	35.49	32.40	–
Second Quarter (through May 20, 2013)	34.68	31.01	–

United States Oil Fund, LP has stated that the units are not entitled to receive any dividends. We make no representation as to the amount of dividends, if any, that United States Oil Fund, LP may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the USO Units.

May 2013	Page 21

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Monthly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Underlying shares:
The accompanying product supplement refers to the USO Units as the “underlying shares.”  In addition, when read in connection with this document, any reference to “common stock” or “shares of common stock” in the accompanying product supplement shall be deemed to refer to the USO Units.

USO Units issuer:	United States Oil Fund, LP. The accompanying product supplement refers to the USO Units issuer as the “underlying company.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:
If any observation date or redemption determination date is postponed due to a non-index business day, a non-trading day, or certain market disruption events with respect to an underlying so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following the latest observation date or redemption determination date as postponed with respect to any underlying, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Postponement of observation dates and redemption determination dates:
The observation dates and redemption determination dates are subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If any scheduled observation date or redemption determination date, including the final observation date, is not an index business day or trading day, as applicable, or if there is a market disruption event on such day with respect to any underlying, the relevant observation date or redemption determination date solely with respect to such affected underlying shall be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such affected underlying; provided that if a market disruption event with respect to that underlying has occurred on each of the five index business days or trading days, as applicable, immediately succeeding any of the scheduled observation dates or redemption determination dates, then (i) such fifth succeeding index business day or trading day, as applicable, shall be deemed to be the relevant observation date or redemption determination date with respect to that underlying, notwithstanding the occurrence of a market disruption event with respect to that underlying on such day and (ii) with respect to any such fifth index business day or trading day, as applicable, on which a market disruption event with respect to that underlying occurs, the calculation agent shall (x) if the affected underlying is an underlying index, determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating such underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting such underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event, and (y) if the affected underlying is the USO Units, determine the closing price of the USO Units on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the USO Units for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its

May 2013	Page 22

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Antidilution adjustments:
The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments – in case underlying shares are shares of common stock or American depositary shares” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to the USO Units, (i) there occurs any reclassification or change of the USO Units, including, without limitation, as a result of the issuance of any tracking stock by the USO Units issuer, (ii) the USO Units issuer or any surviving entity or subsequent surviving entity of the USO Units issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the USO Units issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the USO Units issuer is liquidated, (v) the USO Units issuer issues to all of its unitholders equity securities of an issuer other than the USO Units issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding units of the USO Units (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•      Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date:  If the exchange property value (as defined below) is greater than or equal to the initial level of the USO Units, and the closing level of each other underlying is also greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment.

•      Upon the final observation date, if the securities have not previously been automatically redeemed:  You will receive for each security that you hold a payment at maturity equal to:

➢      If the exchange property value on the final observation date is greater than or equal to the downside threshold level, and the final level of each other underlying is also greater than its downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date.

➢      If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final level of any other underlying is less than its downside threshold level, the worst performing underlying shall be determined as if the exchange property value on the final observation date were the final level of the USO Units and the payment at maturity shall be determined as follows:

➢           If the worst performing underlying is not the USO Units: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying. In addition, if the exchange property value of the USO Units is above its coupon barrier level, and the final level of each other underlying is above its respective coupon barrier level, the payment at maturity will include the contingent monthly coupon with respect to the final observation date.

➢           If the USO Units are the worst performing underlying: securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified units or shares of the USO Units, (B) in the case of a spin-off event, the units or shares of the USO Units with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the USO Units continue to be held by the holders receiving such distribution, the USO Units (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of USO Units equal to the exchange ratio (which is equal to the stated principal amount divided by the initial level of the USO Units) times the adjustment factor for the USO Units, as determined at the time of the reorganization event, or, at our sole option, the cash value of such exchange property as of the final observation date. In addition, if the exchange

May 2013	Page 23

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

property value is above its coupon barrier level, and the final level of each other underlying is above its respective coupon barrier level, the payment at maturity will include the contingent monthly coupon with respect to the final observation date.

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to its coupon barrier level and the closing level of each other underlying is also greater than or equal to its respective coupon barrier level.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than the cash value thereof, we will deliver to The Depository Trust Company (“DTC”), as holder of the securities, at maturity a pro rata share of each such type of exchange property. We expect that such exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants. If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial level, less than the coupon barrier level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share or unit of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share or unit of the underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share or unit of such security multiplied by the quantity of such security received for each unit of the USO Units, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “USO Units” or “underlying shares” shall be deemed to refer to the exchange property and references to a “unit,” “units,” “share” or “shares” of such USO Units shall be deemed to refer to the applicable shares or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing level or the final level of the USO Units, including, without limitation, a partial tender or exchange offer for the USO Units.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event

May 2013	Page 24

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

May 2013	Page 25

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.
Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Monthly Coupon. Any contingent monthly coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any contingent monthly coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. Because a security provides for the return of principal except where the final level of any underlying is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the

May 2013	Page 26

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any contingent monthly coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisers regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

May 2013	Page 27

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any contingent monthly coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlyings or any of the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon barrier level for such underlying, which is the value at which the underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings) and (iii) the downside threshold level for such underlying, which is the value at which the underlying must close on the final observation date so that you are not exposed to the negative performance of the underlying at maturity (depending also on the performance of the other underlyings).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within

May 2013	Page 28

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure

May 2013	Page 29

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $   for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012

May 2013	Page 30

Contingent Income Auto-Callable Securities due May 30, 2023, With 2-Year Initial Non-Call Period
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and Units of the United States Oil Fund, LP

Index Supplement dated November 21, 2011

Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

May 2013	Page 31